UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 11, 2023

Assure Holdings Corp.

(Exact name of registrant as specified in its charter)

Nevada	001-40785	82-2726719
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7887 East Belleview Avenue, Suite 500 Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 720-287-3093

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IONM	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 11, 2023, Assure Holdings Corp. (the "Company") entered into an underwriting agreement (the "Underwriting Agreement") with Joseph Gunnar & Co., LLC (the “Underwriter”). Pursuant to the Underwriting Agreement, the Company agreed to sell in an underwritten offering (the "Offering") (i) 4,250,000 shares (the “Firm Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of the Company and (ii) Common Stock purchase warrants (the “Pre-Funded Warrants” and together with the Firm Shares, the “Firm Securities”) to purchase up to an aggregate of 750,000 shares of Common Stock (the “Pre-Funded Firm Warrant Shares”) with an exercise price of $0.001, at a public offering price of $1.20 per Firm Share or $1.199 per Pre-Funded Warrant, for gross proceeds of approximately US$6 million, less underwriting discounts.

Under the terms of the Underwriting Agreement, the Company granted the Underwriter a 45-day option to purchase up to an additional 750,000 of (i) additional shares of Common Stock at a public offering price of US$ per share and/or Pre-Funded Warrants to purchase additional shares of Common Stock, in any combination thereof, from the Company to cover over-allotments, which is equal to 15% of the total number of shares of Common Stock and Pre-Funded Warrants sold in the Offering.

The Offering is expected to close on or about May 16, 2023, subject to the satisfaction of customary closing conditions. The common stock is listed on the Nasdaq Capital Market.

The Offering is being made in the United States pursuant to a Registration Statement (No. 333-269438) on Form S-1 (the “Registration Statement”), which was filed by the Company with the Securities and Exchange Commission on January 27, 2023, amended on April 17, 2023, May 2, 2023, and May 10, 2023, and declared effective on May 11, 2023 (the “Effective Date”). The Offering was made only by means of a prospectus forming a part of the Registration Statement.

Pursuant to the Underwriting Agreement, the Company, upon closing of the Offering, is issuing to the Underwriter warrants to purchase up to 287,500 shares of Common Stock (the “Representative Warrants” and, together with the Common Warrants and the Pre-Funded Warrants, the “Warrants”), which is 5.0% of the aggregate number of Shares and Shares issuable upon exercise of the Pre-Funded Warrants sold in the Offering, assuming exercise of the option granted to the Underwriter’s in full. The Representative Warrants are exercisable at any time and from time to time, in whole or in part, starting 180 days from the commencement of sales of Firm Securities until five years from date of commencement of sales of the Firm Securities, at a price per share equal to $1.32, which is 110% of the public offering price per Firm Share.

The Representative Warrants and underlying shares of common stock were registered pursuant to the Registration Statement and the Company has agreed to maintain such registration during the term of the Representative Warrants. Pursuant to FINRA Rule 5110(g), the Representative Warrants and any shares issued upon exercise of the Representative Warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of commencement of sales of the Firm Securities, except the transfer of any security: (i) by operation of law or by reason of our reorganization; (ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth below for the remainder of the time period; (iii) if the aggregate amount of our securities held by the underwriters or related persons do not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth below for the remainder of the time period.

In addition, the Representative Warrants provide for certain demand and piggyback registration rights. The warrants provide for one demand registration right in accordance with Rule 5110(g)(8)(b) and unlimited piggyback registration rights. The demand registration rights and piggyback registration rights provided will terminate 5 years from the commencement of the sales of Firm Securities to the public in compliance with FINRA Rule 5110(g)(8(c), (d) and (e), respectively. We will bear all fees and expenses attendant to registering the securities issuable on exercise of the Representative Warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the Representative Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation.

The Underwriter is acting as the sole book-running manager for the Offering. The underwriting discounts will be 7.0% of the gross in the Offering, or $0.084 per share of common stock or $0.08393 per Pre-Funded Warrant. We have also agreed to reimburse the Representative for certain of its expenses, in an amount of up to $141,950 including for road show, diligence, and reasonable legal fees.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made on purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations upon by the contracting parties.

The foregoing descriptions of the Underwriting Agreement, the Pre-Funded Warrants and the Underwriter Warrants are not complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement and the forms of the Pre-Funded Warrant and the Underwriter Warrant, copies of which are filed as Exhibit 1.1, Exhibit 4.1, and Exhibit 4.2 , respectively, and are incorporated by reference herein.

This Current Report on Form 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 8.01 Other Events.

On May 12, 2023, the Company issued a press release announcing the pricing of the Offering. A copy of such press release is attached as Exhibits 99.1 hereto and is incorporated herein by reference.

Item 9.01 Exhibits

Exhibit No.	Name
1.1	Underwriting Agreement (incorporated by reference from Exhibit 1.1 to our Form S-1/A, filed with the SEC on May 12, 2023)
4.1	Form of Pre-Funded Common Stock Purchase Warrant (incorporated by reference from Exhibit 4.1 to our Form S-1/A, filed with the SEC on May 2, 2023)
4.2	Form of Representative Warrant (incorporated by reference from Exhibit 4.2 to our Form S-1/A, filed with the SEC on May 12,2023)
99.1	Press Release of Assure Holdings Corp., dated May 12, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASSURE HOLDINGS CORP.

Date: May 12, 2023	By:	/s/ John Price
	Name:	John Price
	Title:	Chief Financial Officer